EXHIBIT 4.1

FORM OF

DEFERRED STOCK UNIT AGREEMENT

Pursuant to your Deferred Stock Unit Grant Notice (“Grant Notice”) and this Deferred Stock Unit Agreement (the “Agreement”), Leucadia Technologies, Inc., a Delaware corporation (the “Company”), has granted you a conditional right to receive the number of shares (the “Shares”) of the Company’s common stock (“Common Stock”) indicated in your Grant Notice subject to the terms in the Grant Notice and this Agreement.

The details of your Award are as follows:

1. VESTING. Your Award is fully vested on the Date of Grant.

2. NUMBER OF SHARES; NO EXERCISE PRICE. The number of Shares of Common Stock subject to your Award is set forth in your Grant Notice and may be adjusted from time to time for Capitalization Adjustments, as provided in Section 8 below. There is no exercise or purchase price for the Shares under this Award.

3. WHOLE SHARES. This Award shall be settled in whole shares only. In the event that this Award is assumed by a successor or acquirer corporation following a Change of Control (as defined below), and this Award would be settled in fractional shares based on the exchange ratio for the stock of the Company in the Change of Control, then the fractional share that you would have otherwise received shall be settled in cash by the successor or acquirer corporation.

4. RESTRICTIONS ON TRANSFERS. Notwithstanding anything to the contrary contained herein, you may not sell, assign or otherwise dispose of the Shares of Common Stock you receive under this Award unless the Shares of Common Stock are then registered under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws, or, if such Shares of Common Stock are not then so registered, the Company has determined that such sale, assignment or other disposition would be exempt from the registration requirements of the Securities Act.

5. TERM. The term of your Award commences on the Date of Grant (as specified in your Grant Notice) and expires upon the Expiration Date (as specified in your Grant Notice).

6. SETTLEMENT OF AWARD.

(a) There is no exercise purchase price for the Award. This Award shall be settled (and Shares of the Common Stock shall be distributed to you) on the distribution dates set forth in the Grant Notice.

(b) As a condition for this Award, you agree that the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the receipt of Shares of Common Stock, (2) the lapse of any substantial risk of forfeiture to which the Shares of Common Stock are subject at the time of exercise or (3) the disposition of Shares of Common Stock acquired under this Award.

(c) The grant and settlement of this Award (and distribution of Shares of Common Stock) to you are subject to the approval of the grant of this Award to you which satisfies the requirements for stockholder approval under Section 280G of the Internal Revenue Code. If such stockholder approval is not obtained then this Award shall become void and unenforceable in the event of a Change of Control (as defined below).

7. TRANSFERABILITY. This Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive the Shares of Common Stock under this Award.

8. CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to this Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), this Award will be appropriately adjusted in the class(es) and number of Shares and price per share of stock subject to this Award. Such adjustments shall be made by the Board of Directors of the Company. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

9. CHANGE OF CONTROL.

(a) Upon the occurrence of a “Change of Control” (as defined below) then to the extent not prohibited by applicable law, any surviving or acquiring corporation shall assume this Award or may substitute a similar deferred stock unit award (including a right to acquire the same consideration paid to the stockholders in the transaction that results in a Change of Control) for this Award and may do so without your consent. The terms that apply under this Agreement shall also continue to apply under the substituted deferred stock unit award granted by the acquirer or successor corporation. In the event any surviving or acquiring corporation does not assume this Award or substitute a similar deferred stock unit award for this Award, this Award shall be settled in cash by the Company.

(b) As a condition for this Award, you agree that Dr. Thomas H. Adams shall be your representative in connection with any Change of Control of the Company, and shall be authorized to act on your behalf, with regard to any rights you may have as a stockholder of the Company (or its acquirer or successor corporation) and any rights and payments under the agreement for the Change of Control.

(c) For purposes of this Award, a “Change of Control” shall be deemed to have occurred upon the effectiveness of (i) a sale of at least 85% of the Common Stock of the Company (except for any sale to a current affiliate of the Company), (ii) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company, (iii) a merger or consolidation in which the Company is not the surviving corporation, or (iv) a reverse merger in which the Company is the surviving corporation but the Shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

10. AWARD NOT A SERVICE CONTRACT. The Grant Notice and this Agreement are each not an employment or service contract, and nothing in the Grant Notice or this Agreement or your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an affiliate, or of the Company or an affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an affiliate, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an affiliate.

11. NO ACCELERATION OR POSTPONEMENT OF SETTLEMENT. Neither you nor the Company shall have the power to accelerate or postpone the time of settlement and distribution of the Shares of the Common Stock under Grant Notice or this Stock Award Agreement.

12. STOCKHOLDER RIGHTS. You shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares of Common Stock subject to this Award until you have received Shares of the Common Stock.

13. WITHHOLDING OBLIGATIONS. At the time you receive Shares of the Common Stock under your Award, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an affiliate of the Company, if any, which arise in connection with your Award.

14. NOTICES. Any notices provided for in your Award shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in this Awarded States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15. CHOICE OF LAW. This Award shall be governed by, and construed in accordance with the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

16. GOVERNING AUTHORITY. This Award is subject to all interpretations,

amendments, rules and regulations which may from time to time be promulgated and adopted by the Company in good faith. This authority shall be exercised by the Board, or by a committee of one or more members of the Board in the event that the Board delegates its authority to a committee.

17. AMENDMENT OF GRANT. The Company (or its successor or acquirer) at any time, and from time to time, may amend the terms of this Award; PROVIDED, HOWEVER, that the rights under this Award shall not be impaired by any such amendment unless (i) the Company requests your consent and (ii) you consent in writing.

DEFERRED STOCK UNIT GRANT NOTICE

(GRANT OUTSIDE OF A PLAN)

Leucadia Technologies, Inc., a Delaware corporation (the “Company”), hereby grants this deferred stock unit award (“Award”) to receive shares of its common stock (the “Shares”) to the grantee named below (“Grantee”). The terms and conditions of this Award are set forth in this Grant Notice, and in the attached Deferred Stock Unit Agreement, the terms of which are incorporated herein by this reference. This Award is granted outside of any plan of the Company.

Date of Grant:	April 3, 2006

Name of Grantee:	Robert Klem

Number of Shares Covered by Award:	4,762 Shares

Expiration Date:	May 15, 2007

Vesting Schedule:	This Award is fully vested on the Date of Grant.

Distribution Terms and Dates:	One half of the number of Shares set forth above shall be distributed to Grantee on November 15, 2006, and the second half of the Shares shall be distributed to Grantee on March 15, 2007, in settlement of this Award.

By signing this cover sheet, you agree to all of the terms and conditions described in this Grant Notice and the attached Agreement, and you also agree that you have no other rights, and irrevocably waive any rights, to any shares of common stock or any other securities of the Company, or any interests therein or rights thereto, except as specifically provided herein.

Grantee:	/s/ Robert Klem
(Signature)

Company:	/s/ Thomas H. Adams
Dr. Thomas H. Adams
(Signature)
Title:	Chairman of the Board

Attachment: Deferred Stock Unit Agreement

DEFERRED STOCK UNIT GRANT NOTICE

(GRANT OUTSIDE OF A PLAN)

Leucadia Technologies, Inc., a Delaware corporation (the “Company”), hereby grants this deferred stock unit award (“Award”) to receive shares of its common stock (the “Shares”) to the grantee named below (“Grantee”). The terms and conditions of this Award are set forth in this Grant Notice, and in the attached Deferred Stock Unit Agreement, the terms of which are incorporated herein by this reference. This Award is granted outside of any plan of the Company.

Date of Grant:	April 3, 2006

Name of Grantee:	Russ Saunders

Number of Shares Covered by Award:	595 Shares

Expiration Date:	May 15, 2007

Vesting Schedule:	This Award is fully vested on the Date of Grant.

Distribution Terms and Dates:	One half of the number of Shares set forth above shall be distributed to Grantee on November 15, 2006, and the second half of the Shares shall be distributed to Grantee on March 15, 2007, in settlement of this Award.

By signing this cover sheet, you agree to all of the terms and conditions described in this Grant Notice and the attached Agreement, and you also agree that you have no other rights, and irrevocably waive any rights, to any shares of common stock or any other securities of the Company, or any interests therein or rights thereto, except as specifically provided herein.

Grantee:	/s/ Russ Saunders
(Signature)

Company:	/s/ Thomas H. Adams
Dr. Thomas H. Adams
(Signature)
Title:	Chairman of the Board

Attachment:	Deferred Stock Unit Agreement

DEFERRED STOCK UNIT GRANT NOTICE

(GRANT OUTSIDE OF A PLAN)

Leucadia Technologies, Inc., a Delaware corporation (the “Company”), hereby grants this deferred stock unit award (“Award”) to receive shares of its common stock (the “Shares”) to the grantee named below (“Grantee”). The terms and conditions of this Award are set forth in this Grant Notice, and in the attached Deferred Stock Unit Agreement, the terms of which are incorporated herein by this reference. This Award is granted outside of any plan of the Company.

Date of Grant:	April 3, 2006

Name of Grantee:	Jim Beck

Number of Shares Covered by Award:	2,381 Shares

Expiration Date:	May 15, 2007

Vesting Schedule:	This Award is fully vested on the Date of Grant.

Distribution Terms and Dates:	One half of the number of Shares set forth above shall be distributed to Grantee on November 15, 2006, and the second half of the Shares shall be distributed to Grantee on March 15, 2007, in settlement of this Award.

By signing this cover sheet, you agree to all of the terms and conditions described in this Grant Notice and the attached Agreement, and you also agree that you have no other rights, and irrevocably waive any rights, to any shares of common stock or any other securities of the Company, or any interests therein or rights thereto, except as specifically provided herein.

Grantee:	/s/ Jim Beck
(Signature)

Company:	/s/ Thomas H. Adams
Dr. Thomas H. Adams
(Signature)
Title:	Chairman of the Board

Attachment:	Deferred Stock Unit Agreement

DEFERRED STOCK UNIT GRANT NOTICE

(GRANT OUTSIDE OF A PLAN)

Leucadia Technologies, Inc., a Delaware corporation (the “Company”), hereby grants this deferred stock unit award (“Award”) to receive shares of its common stock (the “Shares”) to the grantee named below (“Grantee”). The terms and conditions of this Award are set forth in this Grant Notice, and in the attached Deferred Stock Unit Agreement, the terms of which are incorporated herein by this reference. This Award is granted outside of any plan of the Company.

Date of Grant:	April 3, 2006

Name of Grantee:	Eric McCampbell

Number of Shares Covered by Award:	2,381 Shares

Expiration Date:	May 15, 2007

Vesting Schedule:	This Award is fully vested on the Date of Grant.

Distribution Terms and Dates:	One half of the number of Shares set forth above shall be distributed to Grantee on November 15, 2006, and the second half of the Shares shall be distributed to Grantee on March 15, 2007, in settlement of this Award.

By signing this cover sheet, you agree to all of the terms and conditions described in this Grant Notice and the attached Agreement, and you also agree that you have no other rights, and irrevocably waive any rights, to any shares of common stock or any other securities of the Company, or any interests therein or rights thereto, except as specifically provided herein.

Grantee:	/s/ Eric McCampbell
(Signature)

Company:	/s/ Thomas H. Adams
Dr. Thomas H. Adams
(Signature)
Title:	Chairman of the Board

Attachment:	Deferred Stock Unit Agreement

DEFERRED STOCK UNIT GRANT NOTICE

(GRANT OUTSIDE OF A PLAN)

Leucadia Technologies, Inc., a Delaware corporation (the “Company”), hereby grants this deferred stock unit award (“Award”) to receive shares of its common stock (the “Shares”) to the grantee named below (“Grantee”). The terms and conditions of this Award are set forth in this Grant Notice, and in the attached Deferred Stock Unit Agreement, the terms of which are incorporated herein by this reference. This Award is granted outside of any plan of the Company.

Date of Grant:	April 3, 2006

Name of Grantee:	David Driver

Number of Shares Covered by Award:	595 Shares

Expiration Date:	May 15, 2007

Vesting Schedule:	This Award is fully vested on the Date of Grant.

Distribution Terms and Dates:	One half of the number of Shares set forth above shall be distributed to Grantee on November 15, 2006, and the second half of the Shares shall be distributed to Grantee on March 15, 2007, in settlement of this Award.

By signing this cover sheet, you agree to all of the terms and conditions described in this Grant Notice and the attached Agreement, and you also agree that you have no other rights, and irrevocably waive any rights, to any shares of common stock or any other securities of the Company, or any interests therein or rights thereto, except as specifically provided herein.

Grantee:	/s/ Davis Driver
(Signature)

Company:	/s/ Thomas H. Adams
Dr. Thomas H. Adams
(Signature)
Title:	Chairman of the Board

Attachment:	Deferred Stock Unit Agreement

DEFERRED STOCK UNIT GRANT NOTICE

(GRANT OUTSIDE OF A PLAN)

Leucadia Technologies, Inc., a Delaware corporation (the “Company”), hereby grants this deferred stock unit award (“Award”) to receive shares of its common stock (the “Shares”) to the grantee named below (“Grantee”). The terms and conditions of this Award are set forth in this Grant Notice, and in the attached Deferred Stock Unit Agreement, the terms of which are incorporated herein by this reference. This Award is granted outside of any plan of the Company.

Date of Grant:	April 3, 2006

Name of Grantee:	Ed Jablonski

Number of Shares Covered by Award:	5,952 Shares

Expiration Date:	May 15, 2007

Vesting Schedule:	This Award is fully vested on the Date of Grant.

Distribution Terms and Dates:	One half of the number of Shares set forth above shall be distributed to Grantee on November 15, 2006, and the second half of the Shares shall be distributed to Grantee on March 15, 2007, in settlement of this Award.

By signing this cover sheet, you agree to all of the terms and conditions described in this Grant Notice and the attached Agreement, and you also agree that you have no other rights, and irrevocably waive any rights, to any shares of common stock or any other securities of the Company, or any interests therein or rights thereto, except as specifically provided herein.

Grantee:	/s/ Ed Jablonski
(Signature)

Company:	/s/ Thomas H. Adams
Dr. Thomas H. Adams
(Signature)
Title:	Chairman of the Board

Attachment:	Deferred Stock Unit Agreement